                               POWER OF ATTORNEY

     Know all by these present, that Takeda Pharmaceuticals International AG, a public limited company incorporated under the laws of Switzerland, registered with the commercial register of Canton Zurich under CHE-113.444.401 and with business address at Thurgauerstrasse 130, 8152 Glattpark - Opfikon (Zurich)
("TPIZ") hereby constitutes and appoints each of Paul Sundberg, Chad Diehl and
Brett Budzinski, signing singly, as the TPIZ's true and lawful attorney-in-fact to:

     (1)  prepare, execute in TPIZ's name and on TPIZ's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID,
          including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling TPIZ to make electronic filings with the SEC of Reports required by Sections 13 and
          16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

     (2)  prepare and file on behalf of TPIZ any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that
          TPIZ may be required to file with the SEC pursuant to the Securities
          Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as
          amended (together with the implementing regulations thereto, the
          "Exchange Act") (collectively, the "Reports") with respect to TPIZ's ownership of, or transactions in, the securities of any entity whose securities are beneficially owned (directly or indirectly) by TPIZ
          (each an "Portfolio Company" and collectively "Portfolio Companies");

     (3)  do and perform any and all acts for and on behalf of TPIZ which may be necessary or desirable to complete and execute any such Reports, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

     (4)  complete for and on behalf of TPIZ, execute in TPIZ's name and on
          TPIZ's behalf, and submit to the requestor thereof, any
          questionnaires, documents or other materials that are requested in connection with any (i) equity or debt offering by a Portfolio Company and (ii) exercise by TPIZ of voting or proxy rights in connection with
          TPIZ's equitiownership of any Portfolio Company; and

     (5)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, TPIZ, it being understood that the documents executed by such attorney-in-fact on behalf of TPIZ pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-
          fact may approve in such attorney-in-fact's discretion.

     TPIZ hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as TPIZ might or could do if the legal representatives of TPIZ were personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
TPIZ acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of TPIZ, are not assuming nor relieving any ofTPIZ's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.
TPIZ acknowledges that none of the foregoing attorneys-in-fact assume (i) any liability for TPIZ's responsibility to comply with the requirements of the Act or the Exchange Act, (ii) any liability of TPIZ for any failure to comply with such requirements or (iii) any obligation or liability of TPIZ for profit disgorgement under Section 16(b) of the Exchange Act.

     This Power of Attorney shall remain in full force and effect until TPIZ is no longer required to file any Reports with respect to TPIZ's ownership of, or transactions in, the securities of Portfolio Companies, unless earlier revoked by TPIZ at any time at its sole discretion. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to serve as an employee of Takeda Pharmaceutical Company Limited (Japan) or one of its
subsidiaries.

                            [Signature page follows]

     IN WITNESS WHEREOF, TPIZ has caused this Power of Attorney to become effective as of the date set forth below.

                     TAKEDA PHARMACEUTICALS INTERNATIONAL AG

                     By:  /s/ Nils Kjaergaard
                          ---------------------------------------
                     Name: ppa. Nils Kjaergaard
                          ---------------------------------------
                     Title: VP. General Counsel Europe and Canada
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                     Date:
                          ---------------------------------------

                     TAKEDA PHARMACEUTICALS INTERNATIONAL AG

                     By:  /s/ Mirjam von Zedtwitz
                          ---------------------------------------
                     Name: Takeda Pharmaceuticals International AG
                           ppa. Mirjam von Zedtwitz
                          ---------------------------------------
                     Title: Associate General Counsel Corporate
                          ---------------------------------------
                     Date:
                          ---------------------------------------